Exhibit 99.1

Alarm.com Reports Second Quarter 2023 Results

-- Second quarter SaaS and license revenue increased to $140.4 million, compared to $129.5 million for the second quarter of 2022 --
-- Second quarter GAAP net income attributable to common stockholders increased to $15.8 million, compared to $10.8 million for the second quarter of 2022 --
-- Second quarter non-GAAP adjusted EBITDA of $36.4 million, compared to $37.1 million for the second quarter of 2022 --

TYSONS, VA., August 9, 2023 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2023. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2023 and increased its guidance for the full year of 2023.

“We’re pleased to report solid results in our second quarter and progress on our goals for this year,” said Steve Trundle, CEO of Alarm.com. “During the quarter, we released important new products and capabilities that give our service providers best-in-class solutions for the residential and commercial smart property markets.”

Second Quarter 2023 Financial Results as Compared to Second Quarter 2022

•SaaS and license revenue increased 8.5% to $140.4 million, compared to $129.5 million.
◦Excluding Vivint license revenue from the second quarter of 2022, non-GAAP adjusted SaaS & license revenue growth rate(*) was 13.3%.
•Total revenue increased 5.2% to $223.9 million, compared to $212.8 million.
•GAAP net income attributable to common stockholders increased to $15.8 million, or $0.30 per diluted share, compared to $10.8 million, or $0.21 per diluted share, primarily due to a $6.4 million increase in interest income.
•Non-GAAP adjusted EBITDA(*) was $36.4 million, compared to $37.1 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) was $26.6 million, or $0.49 per diluted share, compared to $26.9 million or $0.49 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $627.0 million as of June 30, 2023, compared to $622.2 million as of December 31, 2022. During the second quarter of 2023, we repurchased 134,255 shares of Alarm.com common stock at an average price of $50.11, for $6.7 million.
•For the quarter ended June 30, 2023, cash flows from operations was $36.8 million, compared to $26.2 million for the quarter ended June 30, 2022. For the quarter ended June 30, 2023, non-GAAP free cash flow(*) was $35.8 million, compared to $2.1 million for the quarter ended June 30, 2022. The increase in non-GAAP free cash flow was primarily due to the $21.5 million purchase during the quarter ended June 30, 2022 of developable land in close proximity to our headquarters in Tysons, Virginia.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Expanded AI-Powered Capabilities for Professional Monitoring Station Partners: Alarm.com enhanced its suite of solutions designed to help monitoring station partners minimize false alarms, optimize responses and deliver a more seamless and secure experience to subscribers. Monitoring operators can access new contextual information and intelligent insights about alarm-related events so they can quickly assess the situation and make more informed decisions about the appropriate level of response. The new capabilities leverage activity data associated with the alarm event, such as incorrect panel code entries, unlocked doors and video of any person detected at the property.

•Launched Industry’s First Battery-Free Video Doorbell: Alarm.com engineered the new 750 video doorbell with newly patented technology that delivers a robust user experience without requiring batteries. With no consumable parts, the 750 achieves an industry-leading range of operating temperatures and is the least service-intensive video doorbell product that Alarm.com service provider partners can install. The 750 also includes Alarm.com’s video analytics software package and delivers advanced performance specifications, including an expansive field of view and two-megapixel resolution.

•Multiple Award Recognition: Cell Connector, Alarm.com’s new Access Control product, won an ESX Innovation Award during the 2023 Electronic Security Expo in June. Introduced in early 2023, Cell Connector leverages 4G/LTE cellular networks to connect access points directly to the Alarm.com platform and provides a highly flexible and streamlined option for selling and installing Alarm.com’s Access Control Solution. Service providers also selected Alarm.com for multiple 2023 Security Sales & Integration Stellar Service Awards. Alarm.com won the highest honors for its service and support for critical areas of service provider operations, such as best recurring revenue support program, best sales and marketing assistance, and best training program.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2023 and increasing its guidance for the full year of 2023 based upon current management expectations. This guidance assumes no contribution from the Vivint license agreement.

For the third quarter of 2023:

•SaaS and license revenue is expected to be in the range of $141.4 million to $141.6 million.

For the full year of 2023:

•SaaS and license revenue is expected to be in the range of $562.3 million to $562.7 million.
•Total revenue is expected to be in the range of $872.3 million to $887.7 million, which includes anticipated hardware and other revenue in the range of $310.0 million to $325.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $128.0 million to $131.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $92.2 million to $94.2 million, based on an estimated tax rate of 21.0%.
•Based on an expected 54.6 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.69 to $1.73 per diluted share.

The 2023 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2023 financial results and its outlook for the third quarter and full year of 2023. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 9, 2023. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BI06bbce3f158b4474832b0a58f668f2a5. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share, non-GAAP free cash flow, non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes as discussed below.

Interest income and certain activity within other (expense) / income, net: We exclude interest income as well as certain activity within other (expense) / income, net including gains, losses or impairments on investments and other assets as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Vivint license revenue: We exclude Vivint license revenue from our non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate because we believe that this exclusion will provide more meaningful information about our financial performance on a comparable basis, given that we are no longer recording Vivint license revenue effective beginning in the fourth quarter of 2022. We filed a demand for arbitration on October 27, 2022 following Vivint's notification to us indicating that Vivint will stop paying us license fees under the Patent and Cross License Agreement.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, anticipated impact of Vivint’s refusal to pay license fees and related legal actions, and the Company’s guidance for the third quarter and full year of 2023 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, such as the COVID-19 pandemic, geopolitical upheaval, such as Russia’s incursion into Ukraine, supply chain disruptions, interest rates and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; impact of Vivint's refusal to pay license fees and related legal actions; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2023 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended June 30, 2023. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
SaaS and license revenue	$140,432	$129,475	$275,826	$252,700
Hardware and other revenue	83,443	83,370	157,765	165,582
Total revenue	223,875	212,845	433,591	418,282
Cost of revenue(1):
Cost of SaaS and license revenue	21,576	18,688	41,159	35,582
Cost of hardware and other revenue	64,791	68,648	121,380	141,841
Total cost of revenue	86,367	87,336	162,539	177,423
Operating expenses:
Sales and marketing	23,772	22,933	50,417	46,125
General and administrative	28,799	29,309	57,298	53,303
Research and development	60,918	54,156	122,826	105,646
Amortization and depreciation	7,860	7,775	15,533	15,536
Total operating expenses	121,349	114,173	246,074	220,610
Operating income	16,159	11,336	24,978	20,249
Interest expense	(827)	(785)	(1,695)	(1,569)
Interest income	7,417	1,016	12,599	1,159
Other (expense) / income, net	(631)	105	(779)	118
Income before income taxes	22,118	11,672	35,103	19,957
Provision for income taxes	6,507	844	5,285	226
Net income	15,611	10,828	29,818	19,731
Net loss attributable to redeemable noncontrolling interests	188	14	397	190
Net income attributable to common stockholders	$15,799	$10,842	$30,215	$19,921

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.32	$0.22	$0.61	$0.40
Diluted	$0.30	$0.21	$0.58	$0.38
Weighted average common shares outstanding:
Basic	49,859,615	49,931,689	49,723,012	50,068,176
Diluted	54,446,275	54,757,020	54,423,047	55,054,970
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales and marketing	$892	$1,440	$1,924	$2,498
General and administrative	3,468	3,947	6,613	7,182
Research and development	7,571	7,402	16,080	15,219
Total stock-based compensation expense	$11,931	$12,789	$24,617	$24,899

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$627,041	$622,165
Accounts receivable, net of allowance for credit losses of $3,159 and $2,835, and net of allowance for product returns of $2,146 and $1,551 as of June 30, 2023 and December 31, 2022, respectively	123,285	124,283
Inventory	117,763	115,584
Other current assets, net of allowance for credit losses of $0 as of June 30, 2023 and December 31, 2022	29,748	29,056
Total current assets	897,837	891,088
Property and equipment, net	56,832	57,172
Intangible assets, net	87,841	82,458
Goodwill	153,997	148,183
Deferred tax assets	121,207	84,185
Operating lease right-of-use assets	28,136	28,933
Other assets, net of allowance for credit losses of $2 as of June 30, 2023 and December 31, 2022	36,870	37,356
Total assets	$1,382,720	$1,329,375
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$120,792	$119,657
Accrued compensation	23,224	25,582
Deferred revenue	9,671	7,540
Operating lease liabilities	12,242	12,157
Total current liabilities	165,929	164,936
Deferred revenue	11,789	10,792
Convertible senior notes, net	491,940	490,370
Operating lease liabilities	25,452	27,380
Other liabilities	15,511	13,050
Total liabilities	710,621	706,528
Redeemable noncontrolling interests	27,868	23,988
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 51,525,244 and 50,985,454 shares issued; and 49,858,244 and 49,452,709 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	515	510
Additional paid-in capital	518,249	497,199
Treasury stock, at cost; 1,667,000 and 1,532,745 shares as of June 30, 2023 and December 31, 2022, respectively	(90,719)	(83,993)
Accumulated other comprehensive income	828	—
Retained earnings	215,358	185,143
Total stockholders’ equity	644,231	598,859
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,382,720	$1,329,375

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2023	2022
Net income	$29,818	$19,731
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	616	547
Reserve for product returns	2,498	1,715
Recovery of credit losses on notes receivable	—	(78)
Inventory write-down	1,181	—
Amortization on patents and tooling	637	701
Amortization and depreciation	15,533	15,536
Amortization of debt issuance costs	1,570	1,560
Amortization of operating leases	5,621	5,065
Deferred income taxes	(36,870)	(22,734)
Change in fair value of contingent liability	27	—
Stock-based compensation	24,617	24,899
Gain on investment	—	(140)
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(583)	(4,970)
Inventory	(523)	(33,045)
Other current and non-current assets	432	(2,485)
Accounts payable, accrued expenses and other current liabilities	(4,696)	10,046
Deferred revenue	3,105	2,404
Operating lease liabilities	(6,796)	(6,100)
Other liabilities	(2,920)	(394)
Cash flows from operating activities	33,267	12,258
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(9,696)	—
Additions to property and equipment	(3,393)	(26,302)
Issuances of notes receivable	(300)	(3,000)
Receipt of payments on notes receivable	28	32
Capitalized software development costs	(115)	—
Purchase of investment in unconsolidated entity	(200)	—
Proceeds from sale of investment	—	140
Purchases of developed technology and other assets	(5,915)	—
Cash flows used in investing activities	(19,591)	(29,130)
Cash flows used in financing activities:
Payments of deferred consideration for acquisitions	(1,655)	—
Purchases of treasury stock, including transaction costs	(6,726)	(51,499)
Purchases of redeemable noncontrolling interest	(832)	—
Payments of acquired debt	(389)	—
Issuances of common stock from equity-based plans	1,513	1,663
Cash flows used in financing activities	(8,089)	(49,836)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(124)	—
Net increase / (decrease) in cash, cash equivalents and restricted cash	5,463	(66,708)
Cash, cash equivalents and restricted cash at beginning of the period	622,879	710,621
Cash, cash equivalents and restricted cash at end of the period	$628,342	$643,913

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$627,041	$643,380
Restricted cash included in other current assets and other assets	1,301	533
Total cash, cash equivalents and restricted cash	$628,342	$643,913

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP adjusted EBITDA:
Net income	$15,611	$10,828	$29,818	$19,731
Adjustments:
Interest expense, interest income and certain activity within other (expense) / income, net	(6,590)	(371)	(10,904)	257
Provision for income taxes	6,507	844	5,285	226
Amortization and depreciation expense	7,860	7,775	15,533	15,536
Stock-based compensation expense	11,931	12,789	24,617	24,899
Acquisition-related expense	(199)	—	580	—
Litigation expense	1,253	5,270	2,019	6,405
Total adjustments	20,762	26,307	37,130	47,323
Non-GAAP adjusted EBITDA	$36,373	$37,135	$66,948	$67,054

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP adjusted net income:
Net income, as reported	$15,611	$10,828	$29,818	$19,731
Provision for income taxes	6,507	844	5,285	226
Income before income taxes	22,118	11,672	35,103	19,957
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(7,417)	(1,156)	(12,599)	(1,312)
Amortization expense	5,048	4,635	9,886	9,277
Amortization of debt issuance costs	786	780	1,570	1,560
Stock-based compensation expense	11,931	12,789	24,617	24,899
Acquisition-related expense	(199)	—	580	—
Litigation expense	1,253	5,270	2,019	6,405
Non-GAAP adjusted income before income taxes	33,520	33,990	61,176	60,786
Income taxes [1]	(7,039)	(7,138)	(12,847)	(12,765)
Non-GAAP adjusted net income	$26,481	$26,852	$48,329	$48,021

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2023 and 2022. The 21.0% effective tax rate for each of the three and six months ended June 30, 2023 and 2022 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$15,799	$10,842	$30,215	$19,921
Provision for income taxes	6,507	844	5,285	226
Income attributable to common stockholders before income taxes	22,306	11,686	35,500	20,147
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(7,417)	(1,156)	(12,599)	(1,312)
Amortization expense	5,048	4,635	9,886	9,277
Amortization of debt issuance costs	786	780	1,570	1,560
Stock-based compensation expense	11,931	12,789	24,617	24,899
Acquisition-related expense	(199)	—	580	—
Litigation expense	1,253	5,270	2,019	6,405
Non-GAAP adjusted income attributable to common stockholders before income taxes	33,708	34,004	61,573	60,976
Income taxes [1]	(7,078)	(7,141)	(12,930)	(12,805)
Non-GAAP adjusted net income attributable to common stockholders	$26,630	$26,863	$48,643	$48,171

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.32	$0.22	$0.61	$0.40
Provision for income taxes	0.13	0.02	0.11	—
Income attributable to common stockholders before income taxes	0.45	0.24	0.72	0.40
Adjustments:
Less: interest income and certain activity within other (expense) / income, net	(0.15)	(0.03)	(0.25)	(0.03)
Amortization expense	0.10	0.09	0.20	0.19
Amortization of debt issuance costs	0.02	0.02	0.03	0.03
Stock-based compensation expense	0.24	0.26	0.50	0.50
Acquisition-related expense	—	—	0.01	—
Litigation expense	0.03	0.11	0.04	0.13
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.69	0.69	1.25	1.22
Income taxes [1]	(0.15)	(0.15)	(0.27)	(0.26)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.54	$0.54	$0.98	$0.96
Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.49	$0.49	$0.89	$0.87
Weighted average common shares outstanding:
Basic, as reported	49,859,615	49,931,689	49,723,012	50,068,176
Diluted, as reported	54,446,275	54,757,020	54,423,047	55,054,970

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2023 and 2022. The 21.0% effective tax rate for each of the three and six months ended June 30, 2023 and 2022 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP free cash flow:
Cash flows from operating activities	$36,788	$26,219	$33,267	$12,258
Additions to property and equipment	(995)	(24,131)	(3,393)	(26,302)
Non-GAAP free cash flow	$35,793	$2,088	$29,874	$(14,044)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP adjusted SaaS and license revenue:
SaaS and license revenue	$140,432	$129,475	$275,826	$252,700
License revenue from Vivint	—	(5,506)	—	(10,866)
Non-GAAP adjusted SaaS and license revenue	$140,432	$123,969	$275,826	$241,834

Second Quarter 2023 as Compared to Second Quarter 2022:	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
SaaS and license revenue growth rate	8.5%	9.2%
Adjustment to SaaS and license revenue growth rate for Vivint license revenue	4.8	4.9
Non-GAAP adjusted SaaS and license revenue growth rate	13.3%	14.1%